UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
July 16, 2021
Date of Report (Date of earliest event reported)

SOLARWINDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-38711	81-0753267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7171 Southwest Parkway
Building 400
Austin, Texas 78735
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	SWI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On July 16, 2021, in connection with the previously announced Separation (as defined below), SolarWinds Corporation (the “Company”) and N-able, Inc. (“N-able”) entered into a Separation and Distribution Agreement pursuant to which the Company agreed to transfer its MSP business (now known as the N-able business) to N-able (the “Separation”) and distribute all of the outstanding shares of common stock of the Company owned by the Company to the holders of the Company’s stock in a tax-free distribution (the “Distribution”). The Distribution was effectuated as of 11:59 p.m., New York City time, on July 19, 2021 (the “Effective Time”), to shareholders of the Company as of the close of business on July 12, 2021 (the “Record Date”). As a result of the Distribution, N-able is now an independent publicly traded company and its common stock is listed on the New York Stock Exchange under the symbol “NABL.”

In connection with the Separation and Distribution, on July 16, 2021, the Company entered into various agreements with N-able contemplated by the Separation and Distribution Agreement to provide a framework for the Company’s relationship with N-able after the Separation and Distribution, including the following agreements:

•Transition Services Agreement, dated as of July 16, 2021;
•Tax Matters Agreement, dated as of July 16, 2021;
•Employee Matters Agreement, dated as of July 16, 2021;
•Intellectual Property Matters Agreement, dated as of July 16, 2021;
•Trademark License Agreement, dated as of July 16, 2021; and
•Software Cross-License Agreement, dated as of July 16, 2021.

Summaries of the Separation and Distribution Agreement, Transition Services Agreement, Tax Matters Agreement, Employee Matters Agreement, Intellectual Property Matters Agreement, Trademark License Agreement and Software Cross-License Agreement can be found in the section entitled “Certain Relationships and Related Person Transactions” of the N-able’s information statement, dated July 12, 2021 (the “Information Statement”), which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”), and are incorporated herein by reference. The descriptions of these agreements contained therein and herein do not purport to be complete and are subject to, and are qualified in their entirety by, reference to the full text of these agreements, which are attached hereto as Exhibits 2.1 (Separation and Distribution Agreement), 10.1 (Transition Services Agreement), 10.2 (Tax Matters Agreement), 10.3 (Employee Matters Agreement), 10.4 (Intellectual Property Matters Agreement), 10.5 (Trademark License Agreement) and 10.6 (Software Cross-License Agreement), respectively, each of which is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.
On July 19, 2021, the Company completed the previously announced Separation. Following the Separation, N-able holds the N-able businesses and will provide broad and scalable IT service management solutions designed to enable managed service providers, or MSPs, to deliver outsourced IT services for their small and medium size business end-customers and more efficiently manage their own businesses. The Company retained its Core IT Management business focused primarily on corporate IT organizations.

The Separation was effected by the Distribution of all of the outstanding shares of N-able common stock to the Company’s stockholders who held shares of the Company’s common stock as of the close of business on the Record Date. The Company’s stockholders of record as of the Record Date received one share of N-able common stock for every two shares of the Company’s common stock held as of the Record Date. The Company did not issue fractional shares of N-able common stock in the Distribution. Instead, each stockholder otherwise entitled to receive a fractional share of N-able common stock will receive cash in lieu of fractional shares.

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, in connection with Separation and Distribution, John Pagliuca (Executive Vice President and President, MSP) ceased to serve as an executive officer of the Company effective on the date of the Distribution.

Item 8.01	Other Events.

On July 19, 2021, prior to the completion of the Distribution, N-able closed the previously announced private placement of 20,623,282 shares of common stock at a purchase price of $10.91 per share (the “Private Placement”) in a transaction exempt from registration under the Securities Act. In consideration of the shares of N-able common stock issued in the Private Placement, N-able received gross proceeds of approximately $225 million before deducting placement agent fees and other transaction-related expenses payable by N-able. N-able will not retain any of the approximately $216.0 million of net proceeds of the Private Placement.

In addition, in connection with the Separation and Distribution, on July 19, 2021, certain subsidiaries of N-able entered into a credit agreement as previously announced, providing for $410.0 million of first lien secured credit facilities, or the Credit Facilities, consisting of a $60.0 million revolving credit facility, or the Revolving Facility, and a $350.0 million term loan facility, or the Term Loan, with JP Morgan Chase, Bank, N.A. as administrative agent and collateral agent and the lenders from time to time party thereto, or the Credit Agreement.

In connection with the closing of the Private Placement and the Term Loan, on July 19, 2021, prior to the completion of the Distribution, N-able distributed approximately $216.0 million, representing the net proceeds from the Private Placement, and approximately $[16.5 million], representing the net proceeds from the Term Loan, to the Company. In addition, as contemplated by the Separation and Distribution Agreement, any cash in excess of $50.0 million will be distributed by N-able to the Company within 30 days of the date of the Distribution. Subject to the approval of its Board of Directors, the Company currently expects to use the net proceeds from such distributions from N-able to make a distribution to its stockholders and/or pay down its existing third-party indebtedness.

On July 20, 2021, the Company and N-able issued a joint press release announcing the completion of the Separation and Distribution. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference. Exhibit 99.2 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. The information in Exhibit 99.2 to this report shall not be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro forma financial information.
Unaudited pro forma financial information of SolarWinds to give effect to the Separation is included in Exhibit 99.3 filed herewith and incorporated by reference into this Item 9.01.

(d)	Exhibits.

Exhibit Number	Description
2.1	Separation and Distribution Agreement, dated as of July 16, 2021, by and between SolarWinds Corporation and N-able, Inc.
10.1	Transition Services Agreement, dated as of July 16, 2021, by and between SolarWinds Corporation and N-able, Inc.
10.2	Tax Matters Agreement, dated as of July 16, 2021, by and between SolarWinds Corporation and N-able, Inc.
10.3	Employee Matters Agreement, dated as of July 16, 2021, by and between SolarWinds Corporation and N-able, Inc.
10.4	Intellectual Property Matters Agreement, dated as of July 16, 2021, by and between SolarWinds Corporation and N-able, Inc.
10.5	Trademark License Agreement, dated as of July 16, 2021, by and between SolarWinds Corporation and N-able, Inc.
10.6	Software Cross-License Agreement, dated as of July 16, 2021, by and between SolarWinds Corporation and N-able, Inc.
99.1	Information Statement of N-able, Inc., dated July 12, 2021
99.2	Joint Press Release issued by SolarWinds Corporation and N-able, Inc., dated July 20, 2021
99.3
Unaudited pro forma condensed consolidated statements of income for the three months ended March 31, 2021 and the years ended December 31, 2020, 2019 and 2018, and the unaudited pro forma condensed consolidated balance sheet as of March 31, 2021.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS CORPORATION

Dated:	July 20, 2021	By:	/s/ Sudhakar Ramakrishna
Sudhakar Ramakrishna
President and Chief Executive Officer